Exhibits 99.1

Refco Public Commodity Pool, L.P.

c/o RefcoFund Holdings, LLC
One World Financial Center
200 Liberty Street – Tower A
New York, New York 10281

July 31, 2006

Re: Name change of Fund

Dear Investor:

I am writing to inform you of certain developments concerning your investment in the S&P Managed Futures Index Fund, LP (the “Fund”).

On July 31, 2006, RefcoFund Holdings, LLC, the General Partner of the Fund (the “General Partner”) determined to change the name of the Fund to “Refco Public Commodity Pool, L.P.” due to Standard & Poor’s termination of its license agreement with the Fund. A Certificate of Amendment to the Limited Partnership noting this change of name was filed with the Secretary of State of the State of Delaware on such date, and notification of the change was filed with the Securities and Exchange Commission (the “Commission”) via its Edgar system on July 31, 2006.

If you have any questions regarding the above, please do not hesitate to contact your financial adviser.

Sincerely,

/s/ Richard C. Butt
Richard C. Butt
President and Manager
RefcoFund Holdings, LLC